UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event
reported): December 3, 2009
GRAPHIC PACKAGING HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
814 Livingston Court
Marietta, Georgia 30067
(Address of principal executive offices)
(Zip Code)
(770) 644-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On December 3, 2009, Graphic Packaging International, Inc. (the “Company”), an indirect wholly-owned subsidiary of Graphic Packaging Holding Company, entered into Amendment No. 3 (“Amendment No. 3”) to its existing Credit Agreement dated as of May 16, 2007. In satisfaction of a condition precedent to the effectiveness of Amendment No. 3, the Company made a $150.0 million voluntary prepayment of the outstanding term loans under the Credit Agreement (the “Initial Term Loan Prepayment”).
     Amendment No. 3 increases the basket under which the Company may voluntarily redeem or repurchase prior to maturity its 9.50% Senior Subordinated Notes due 2013 from time to time outstanding (referred to herein as the “Notes”) by an amount equal to $37.5 million plus 75.0% of the aggregate principal amount of prepayments of the term loans under the Company’s Credit Agreement made after the effective date of Amendment No. 3 (excluding the Initial Term Loan Prepayment). As a condition precedent to any future redemption or repurchase of the Notes prior to their maturity, Amendment No. 3 requires that the Company have available liquidity (defined as cash and cash equivalents on hand plus availability under the Company’s senior secured revolver) of at least $250.0 million. In addition to the Initial Term Loan Prepayment, the Company was required to pay customary arrangement and lender consent fees as a condition to the effectiveness of Amendment No. 3.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAPHIC PACKAGING HOLDING COMPANY (Registrant)
Date: December 9, 2009	By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General Counsel and Secretary